UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 19, 2016

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34283	43837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

800-788-0822
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Rosetta Stone Inc. (the "Company") was held on May 19, 2016.  The results of the matters submitted to a stockholder vote at the Annual Meeting were as follows:

1.
Election of Class I Directors: Our stockholders re-elected the following Class I directors to each serve three-year terms expiring on the date of the 2019 annual meeting of stockholders or until his or her successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

A. John Hass III	14,528,521	282,512	5,019,777
David Nierenberg	14,519,431	291,602	5,019,777
Steven P. Yankovich	14,529,750	281,283	5,019,777

2.
Ratification of Appointment of Independent Registered Public Accounting Firm: Our stockholders ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016.

Votes For	Against	Abstain	Broker Non-Votes

19,798,518	24,851	7,441	—

3.	Advisory Vote on Executive Compensation (Say on Pay): Our stockholders gave advisory approval to the compensation paid to our named executive officers.

Votes For	Against	Abstain	Broker Non-Votes

14,507,195	247,515	56,323	5,019,777

For more information about the foregoing proposals, please see the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2016

	By:	/s/ Sonia G. Cudd
		Name:	Sonia G. Cudd
		Title:	General Counsel and Secretary